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                                                                    EXHIBIT 99.1

                      STOCK OPTION PLAN FOR KEY EMPLOYEES

                                       OF

                          DURACELL INTERNATIONAL INC.

                                      AND

                                  SUBSIDIARIES

    Duracell International Inc., a Delaware corporation, hereby adopts this Stock Option Plan for Key Employees of Duracell International Inc. and Subsidiaries. The purposes of this Plan are as follows:

    (1) To further the growth, development and financial success of Duracell International Inc. by providing additional incentives to certain of its key employees who have been or will be given responsibility for the management or administration of Duracell International Inc. and, thus, to benefit directly from its growth, development and financial success.

    (2) To enable Duracell International Inc. to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of Duracell International Inc. by providing and offering them an opportunity to become owners of capital stock of Duracell International Inc.

                                   ARTICLE I

                                  DEFINITIONS

Section 1.1  -  General

    Whenever the following terms are used in this Plan they have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.2  -  Board

    "Board" shall mean the Board of Directors of Duracell International.

Section 1.3  -  Code

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4  -  Committee

    "Committee" shall mean the Stock Option Committee of the Board, appointed as provided in Section 6.1.





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Section 1.5  -  Common Stock

    "Common Stock" shall mean the Common Stock, par value $0.01 per share, of Duracell International Inc.

Section 1.6  -  Director

    "Director" shall mean a member of the Board.

Section 1.7  -  Employee

    "Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the
Code) of Duracell International Inc. or of any corporation which is then a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

Section 1.8  -  Option

    "Option" shall mean an option granted under the Plan to purchase Common Stock. Options include only options which are not intended to be "incentive stock options" under Section 422A of the Code.

Section 1.9  -  Option Price

    "Option Price" shall have the meaning given in Section 4.2.

Section 1.10  -  Optionee

    "Optionee" shall mean an Employee to whom an Option is granted under the Plan.

Section 1.11  -  Parent Corporation

    "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with Duracell International Inc. if each of the corporations other than Duracell International Inc., or if each group of commonly controlled corporations, then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.12  -  Plan

    "Plan" shall mean this Stock Option Plan for Key Employees of Duracell International Inc. and its Subsidiaries.

Section 1.13  -  Pronouns

    The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.14  -  Secretary

    "Secretary" shall mean the Secretary of Duracell International Inc.





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Section 1.15  -  Subsidiary

    "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with Duracell International Inc. if each of the corporations, or if each group of commonly controlled corporations, other than the last corporation in an unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.16  -  Termination of Employment

    "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and Duracell International Inc. and its Subsidiaries is terminated for any reason whatsoever. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, all questions of whether particular leaves of absence constitute Terminations of Employment and the question of whether any reemployment by Duracell International Inc. is simultaneous with termination. Notwithstanding any other provision of this Plan, Duracell International Inc. or any of its Subsidiaries have an absolute and unrestricted right to terminate the Employee's employment at any time for any reason whatsoever with or without cause.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

Section 2.1  -  Shares Subject to Plan

    The shares of stock subject to Options shall be shares of Common Stock. The aggregate number of shares of Common Stock which may be issued upon exercise of options shall not exceed 10,000,000.

Section 2.2  -  Unexercised Options

    If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option, but as to which such Option was not exercised prior to its expiration or cancellation, may again be optioned hereunder, subject to the limitations of Section 2.1.

Section 2.3  -  Changes in Common Stock

    In the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for a different number or kind of shares of capital stock or other securities of Duracell International Inc., or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustment of the limitations of Section 2.1 on the maximum number and kind of shares which may be issued upon exercise of Options.





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                                  ARTICLE III

                              GRANTING OF OPTIONS

Section 3.1  -  Eligibility

    Any Key Employee of Duracell International Inc. or of any Subsidiary, including any Employee who was granted Rights under the Duracell Holdings Corporation Equity Appreciation Rights Plan, shall be eligible to be granted Options.

Section 3.2  -  Granting of Options

    The Committee shall, from time to time, in its absolute discretion:

         (i) determine which Employees are key Employees and select from among the key Employees (including those to whom Options have been previously granted under the plan) such of them as in its opinion shall be granted Options; and

         (ii) determine the number of shares to be subject to such Options granted to such selected key Employees; and

         (iii) determine the terms and conditions of such Options, consistent with the Plan; and

         (iv) establish such conditions as to the manner of exercise of such Options as it may deem necessary, including, but not limited to, requiring Optionees to enter into agreements regarding transferability and other restrictions with respect to shares issuable upon exercise of such Options.

                                   ARTICLE IV

                                TERMS OF OPTIONS

Section 4.1  -  Option Agreement

    Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of Duracell International Inc. and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

Section 4.2  -  Option Price

    (a) The price per share of the Common Stock subject to each Option shall be set by the Committee; provided, however, that the price per share may be less than the fair market value of such shares on the date such Option is granted.

    (b) For the purpose of Section 4.2(a), the fair market value of a share of Common Stock on the date the Option is granted shall be the fair market value established by the Committee acting in good faith.

Section 4.3  -  Commencement of Exercisability

    Subject to the provisions of Section 7.2, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and





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conditions as it may determine to be appropriate and subject to Section 7.2, accelerate the time at which such Option or any portion thereof may be exercised.

Section 4.4  -  Expiration of Options

    (a) No Option may be exercised to any extent by anyone after, and every Option shall expire no later than, the expiration of ten (10) years and one (1) day from the date the Option was granted.

    (b) Subject to the provisions of Section 4.4(a), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes exercisable.

Section 4.5  -  No Right to Continue in Employment

    Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of Duracell International Inc. or any of its Subsidiaries or shall interfere with or restrict in any way the rights of Duracell International Inc. and its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time, for any reason whatsoever, with or without good cause.

Section 4.6  -  Adjustments in Outstanding Options

    In the event that the outstanding shares of Common Stock subject to Options are, from time to time, changed into or exchanged for a different number or kind of shares of Duracell International Inc. or other securities of Duracell International Inc. by reason of a merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the aggregate number of shares which may be issued pursuant to section 2.1 hereof and the number and kind of shares as to which all outstanding Options, or portions thereof then unexercisable, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option Price per share. Any such adjustment made by the Committee shall be final and binding upon all Optionees, Duracell International Inc. and all other interested persons.

Section 4.7  -  Merger, Consolidation, Exchange, Acquisition, Liquidation or
                Dissolution

    In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Option, the Committee may provide by the terms of any Option that such Option cannot be exercised after the merger or consolidation of Duracell International Inc. into another corporation, the exchange of all or substantially all of the assets of Duracell International Inc. for the securities of another corporation, the acquisition by another corporation of 80% or more of Duracell International Inc.'s then outstanding shares of voting stock or the liquidation or dissolution of Duracell International Inc., and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary in Section 4.3 and/or in any installment provisions of such Option (but subject to the provisions of Section 4.5(a)) and that, upon the occurrence of such event, such Option shall terminate and be of no further force and effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Option shall remain exercisable after any such event, from and after such event, any such Option shall be exercisable only for the kind and amount of securities and other property (including cash), or the cash equivalent thereof, receivable as a result of such




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event by the holder of a number of shares of stock for which such Option could have been exercised immediately prior to such event.

                                   ARTICLE V

                              EXERCISE OF OPTIONS

Section 5.1  -  Persons Eligible to Exercise

    During the lifetime of the Optionee, only he or his guardian may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section 4.4 or Section 4.7, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

Section 5.2  -  Partial Exercise

    At any time, and from time to time, prior to the time when any exercisable Option or exercisable portion thereof expires or becomes unexercisable under
Section 4.4 or Section 4.7, such Option or portion thereof may be exercised in whole or in part; provided, however, that Duracell International Inc. shall not be required to issue fractional shares and the Committee may, in the Stock Option Agreement, require any partial exercise to be with respect to a specified minimum number of shares.

Section 5.3  -  Manner of Exercise

    An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all the following prior to the time when such Option or such portion becomes unexercisable under Section
4.4 or Section 4.7:

    (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion thereof is exercised; and

    (b) Full payment of the Option Price (in cash or by check) for the shares with respect to which such Option or portion thereof is thereby exercised, together with payment or arrangement for payment of any federal income or other tax required to be withheld by Duracell International Inc. with respect to such shares; provided that, to the extent authorized by the Committee, payment of the Option Price may be made by delivery of irrevocable instructions to a financial institution to deliver promptly to Duracell International Inc. the portion of sale or loan proceeds sufficient to pay the Option Price; and

    (c) Such representations and documents as the Committee reasonably deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, and any other federal, state or foreign securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

    (d) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.





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Section 5.4  -  Rights as Stockholders

    The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of Duracell International Inc. in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by Duracell International Inc. to such holders.

Section 5.5  -  Transfer Restrictions

    The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate and any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares.

                                   ARTICLE VI

                                 ADMINISTRATION

Section 6.1  -  Stock Option Committee

    The Committee shall consist of at least three Directors. It shall be appointed by and shall serve at the pleasure of the Board. No person shall be eligible to serve on the Stock Option Committee unless he is then a "disinterested person" within the meaning of Paragraph (d)(3) of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as such Rule or its equivalent is then in effect. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

Section 6.2  -  Duties and Powers of Committee

    It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules shall be consistent with the basic purpose of the Plan to grant Options, including Incentive Stock Options. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

Section 6.3  -  Majority Rule

    The Committee shall act by a majority of its members in office and the Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee.

Section 6.4  -  Compensation; Professional Assistance; Good Faith Actions

    Members of the Committee shall not receive compensation for their services as members, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by Duracell International Inc. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, Duracell International Inc. and the officers and Directors of Duracell International Inc. shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, Duracell International Inc. and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the





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Options, and all members of the Committee shall be fully protected by Duracell
International Inc. in respect to any such action, determination or interpretation.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

Section 7.1  -  Options Not Transferable

    No Option or interest or right therein shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law or by judgment, levy, attachment, garnishment or any other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 7.2  -  Amendment, Suspension or Termination of the Plan

    The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board.
However, without approval of Duracell International Inc.'s stockholders given within 12 months before or after the action by the Board or the Committee, no action of the Committee or the Board may, except as provided in Section 2.3, increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued upon exercise of Options, reduce the minimum Option Price requirements in Section 4.2(a) or extend the limit imposed in this Section 7.2 on the period during which Options may be granted. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten (10) years from the date the Plan is adopted or the date the stockholders of Duracell International Inc. approve this Plan, if earlier.

Section 7.3  -  Effect of Plan Upon Other Options and Compensation Plans

    The adoption of this Plan shall not affect any other compensation or incentive plans in effect for Duracell International Inc. or any Subsidiary. Nothing in this Plan shall be construed to limit the right of Duracell International Inc. or any of its Subsidiaries (a) to establish any other form of incentives or compensation for employees of Duracell International Inc. or any of its Subsidiaries or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 7.4  -  Titles

    Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.





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